UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PENN VIRGINIA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PENN VIRGINIA CORPORATION
14701 St. Mary’s Lane
Suite 275
Houston, Texas 77079

 NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the “Company”) to be held at the Omni Houston Hotel at 13210 Katy Freeway, Houston, Texas, on Wednesday, May 3, 2017, at 10:00 a.m., Central time, to consider and act on the following matters:

1.	The election of four directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	The holding of an advisory vote on executive compensation;

3.	The holding of an advisory vote on the frequency of future advisory votes on executive compensation;

4.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017; and

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 17, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or continuation thereof.

A majority of the issued and outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged to attend the meeting or to be represented by proxy.

A copy of the Company’s Annual Report for the year ended December 31, 2016 is being mailed to shareholders together with this Notice.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope or vote your proxy using the Internet. If you later find that you will be present at the meeting and wish to vote in person or for any other reason desire to revoke your proxy, you may revoke your proxy at any time before the voting at the Annual Meeting.

By Order of the Board of Directors

Katherine Ryan
Corporate Secretary
Houston, Texas
March 30, 2016

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PENN VIRGINIA CORPORATION

PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held on May 3, 2017

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are being furnished to shareholders of Penn Virginia Corporation, which is referred to in this Proxy Statement as the “Company,” “we,” “us” or “our,” in connection with the solicitation by or on behalf of the Board of Directors of the Company, or the “Board,” of proxies to be voted at the Annual Meeting of Shareholders, or the “Annual Meeting,” to be held at 10:00 a.m., Central time, on Wednesday, May 3, 2017 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at the Omni Houston Hotel at 13210 Katy Freeway, Houston, Texas. This Proxy Statement and the accompanying proxy card are first being mailed on or about March 30, 2017. Our principal executive offices are located at 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079.

Record Date and Voting Rights

Only holders of record of shares of our common stock at the close of business on March 17, 2017 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 14,992,018 shares of our common stock, par value $0.01 per share.

Holders of our common stock will vote as a single class at the Annual Meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the Annual Meeting.

Quorum and Adjournments

The presence, in person or by proxy, of shareholders holding a majority of the votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for all matters considered at the Annual Meeting. If a quorum is not present at the Annual Meeting, the holders of a majority of the shares of our common stock entitled to vote who are present or represented by proxy have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under our Bylaws, our Chairman has the power to adjourn the Annual Meeting for any reason from time to time without notice, other than an announcement of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting.

Votes Required

Each director (Proposal No. 1) will be elected by a plurality of the votes cast in the election for such director nominee. The advisory vote on our executive compensation (Proposal No. 2) and the frequency of future executive compensation votes (Proposal No. 3) are non-binding so no specific vote is required. Ratification of Grant Thornton LLP, or “Grant Thornton” as our independent registered public accounting firm for the fiscal year ended December 31, 2017 (Proposal No. 4) requires the affirmative vote of at least a majority of the votes cast on the proposal at the Annual Meeting.

Broker Non-Votes and Abstentions

Brokers who hold shares in street name for customers are required to vote those shares as the customers instruct. Under the rules and regulations promulgated by the NASDAQ Stock Market LLC, or “Nasdaq,” and approved by the Securities and Exchange Commission, or the “SEC,” brokers are permitted to vote on “routine” matters even if they have not received voting instructions from their customers, but they are not permitted to vote on “non-routine” matters absent specific voting instructions from their customers. A “broker non-vote” occurs when a broker holds shares for a customer, which are present at the meeting, but lacks discretionary voting power with respect to a particular proposal because the customer has not given the broker instructions regarding how to vote those shares.

The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) and the frequency of future advisory votes (Proposal No. 3) are considered non-routine matters under the rules and regulations promulgated by Nasdaq and approved by the SEC. Consequently, brokers may not vote uninstructed shares on any of these proposals, and there may be broker non-votes on some or all of these proposals. The ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2016 (Proposal No. 4) is considered a routine matter under the rules and regulations promulgated by Nasdaq and approved by the SEC. Consequently, brokers may vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this proposal.

Abstentions and broker non-votes are treated as shares that are present for purposes of determining whether a quorum is present at the Annual Meeting. However, for purposes of determining whether a proposal is approved, abstentions and broker non-votes are tabulated separately. The effect of abstentions and broker non-votes depends on the vote required for a particular proposal. See the “Vote Required” section of each proposal in this Proxy Statement for a description of the effect of abstentions and broker non-votes on such proposal.

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You can also vote via the Internet. If you desire to vote via the Internet, instructions for using this service are provided on the proxy card. If you desire to vote by mail, you should mark your votes on the proxy card and date, sign and promptly return the proxy card in the accompanying envelope.

Beneficial Owners

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. See “Broker Non-Votes and Abstentions” above.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Voting in Person

Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting.

Shares held beneficially in a brokerage account or by another nominee may be voted in person only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted “FOR” the election of the four nominees for the Board (Proposal No. 1), “FOR” the resolution relating to executive compensation (Proposal No. 2), “FOR” the holding of future advisory votes on executive compensation every year (Proposal No. 3), “FOR” the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2017(Proposal No. 4) and in accordance with the discretion of the proxy holders with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement. If we propose to adjourn the Annual Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board knows of no matters other than those stated in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement to be presented for consideration at the Annual Meeting.

Revocation of Proxy

A shareholder executing and returning a proxy may revoke it at any time before it is exercised at the Annual Meeting by giving written notice of the revocation to our Corporate Secretary or by executing and delivering to our Corporate Secretary a later dated proxy. Attendance at the Annual Meeting will not be effective to revoke the proxy unless written notice of revocation has also been delivered to our Corporate Secretary before the proxy is exercised. If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instructions if such record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Written notices to us must be addressed to Penn Virginia Corporation, Attention: Corporate Secretary, 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079. No revocation by written notice will be effective unless such notice has been received by our Corporate Secretary prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

Proxy Solicitation

The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying materials, will be paid by us. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some of our officers and employees may solicit proxies personally or by telephone, mail or other methods of communication and will not be compensated additionally therefor.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

Four directors have been nominated by the Board for election at the Annual Meeting, all of whom are current directors of the Company. Detailed information on each nominee is provided below. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees have consented to serve if elected, if any nominee should ultimately decline or be unable to serve, the Board will, if practicable, designate a substitute nominee, and the persons named in the accompanying proxy card will vote for each such substitute nominee. We have no reason to believe that any nominee will decline or be unable to serve.

Information Regarding Nominees for Election as Directors

The following table sets forth certain information regarding the nominees for election as directors:

Age, Business Experience, Other Directorships and Qualifications	Director of the Company Since

Harry Quarls, age 64	2016 (1)(2)(3)
Mr. Quarls has served as Chairman of the Board of the Company since September 2016. Mr. Quarls currently serves as a Managing Director at Global Infrastructure Partners. He also serves as a Director of Woodbine Holdings LLC, Fairway Resources LLC and Opal Resources LLC. He is Chairman of the Board of Woodbine Holdings. Mr. Quarls previously served as Chairman of the Board of Directors of Trident Resources Corp., and he also served as a Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and as a member of Booz’s Board of Directors. Mr. Quarls earned an M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively. The Board believes that Mr. Quarls’ considerable financial and energy investing experience, as well as his experience on the boards of numerous private energy companies, brings important and valuable skills to the Board.

Darin G. Holderness, age 53	2016 (1)(2)(3)
Mr. Darin G. Holderness has served on the Board since September 2016. Mr. Holderness was the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources Inc. until May 2016. Mr. Holderness has over 20 years of experience in the energy sector, including nine years with KPMG LLP where his practice was focused in the energy industry, and over 17 years in the industry in increasing roles of responsibility, including serving as Vice President and Controller of Pure Resources, Inc., Vice President and Chief Financial Officer of Basic Energy Services, Inc., Vice President and Chief Accounting Officer of Pioneer Natural Resources Company, and most recently as Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners, L.P. Mr. Holderness is a 1986 graduate of Boise State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant. The Board believes that Mr. Holderness’s prior experience as an executive and his past audit, accounting and financial reporting experience provide significant contributions to our Board.

Age, Business Experience, Other Directorships and Qualifications	Director of the Company Since

Marc McCarthy, age 46	2016 (1)(2)(3)
Mr. Marc McCarthy has served on the Board since September 2016. Mr. McCarthy has been a Senior Managing Director at Wexford Capital LP, an energy focused asset management firm, since 2008. Mr. McCarthy currently serves as Chairman of the Board of Directors of Mammoth Energy Services, Inc. and previously served as a director of Coronado Midstream, LLC and as Chairman of the Board of Directors of Energy Partners Corp. from 2009 to 2014. Previously, Mr. McCarthy worked in the Global Equity Research Department of Bear Stearns & Co., Inc. and was responsible for coverage of the international oil and gas sector. Mr. McCarthy joined Bear Stearns & Co. in 1997 and held various positions of increasing responsibility until his departure in June 2008, at which time he was a Senior Managing Director. Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University. The Board believes that Mr. McCarthy’s considerable financial and energy investing experience brings important and valuable skills to the Board.

Jerry R. Schuyler, age 61	2016 (1)(2)(3)
Mr. Jerry R. Schuyler has served on the Board since October 2016. Mr. Schuyler is currently Chairman of the Board of Gastar Exploration Inc. He served as Executive Vice President, Chief Operating Officer and Director of Laredo Petroleum, Inc. beginning in June 2007, was promoted to President and Chief Operating Officer in July 2008 and retired in July 2013. Mr. Schuyler served as an independent director for Yates Petroleum Corporation from December 2015 until the sale of the company in October 2016; an independent director for Rosetta Resources Inc. from December 2013 until the company was sold in July 2015 and an independent director for Gulf Coast Energy Resources, LLC from 2010 until the sale of the company in April 2015. Mr. Schuyler holds a B.S. in Petroleum Engineering from Montana College of Mineral Science and Technology and attended several graduate business courses at the University of Houston. The Board believes that Mr. Schuyler’s prior experience as an executive and director of numerous energy companies provides significant contributions to our Board.

(1)	Member of the N&G Committee.

(2)	Member of the C&B Committee.

(3)	Member of the Audit Committee

Vote Required

Directors are elected by the vote of a plurality of the votes cast at the Annual Meeting. Votes that are withheld and broker non-votes will not be included in determining the number of votes cast in the election of directors and will not have any effect on the outcome of voting on director elections. Cumulative voting rights do not exist with respect to the election of directors.

Board Recommendation

The Board recommends that our shareholders vote FOR the election of the four nominees.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

In accordance with the requirements of Section 14A of the Exchange Act (which Section 14A was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act”), and the related rules of the SEC, we are providing our shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, or our “NEOs,” as disclosed in this Proxy Statement. This advisory vote, commonly known as a “say-on-pay” vote, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We invite you to carefully review the “Executive Compensation” section of this Proxy.

We are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K.”

Vote Required

The vote is advisory, and it will not be binding on the Board or the Compensation & Benefits, or the “C&B”, Committee. Accordingly, neither the Board nor the C&B Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Board and the C&B Committee value the opinions of our shareholders, and the C&B Committee will carefully consider the outcome of the vote when making future executive compensation decisions for our NEOs.

Notwithstanding the advisory nature of this vote, the foregoing resolution will be deemed approved, on an advisory basis, with the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast and, therefore, will not have any effect on the outcome of the vote.

Board Recommendation

The Board recommends that our shareholders vote FOR the approval of the resolution set forth in this proposal relating to the compensation of our NEOs as disclosed in this Proxy Statement.

PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE
COMPENSATION

Background

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are providing our shareholders with the opportunity to vote on a non-binding, advisory vote on whether a “say-on-pay” vote should occur every year, every two years or every three years.

After careful consideration, the Board, on recommendation from the C&B Committee, has determined that an advisory vote on executive compensation that occurs once every year, is the most appropriate alternative for the Company so that shareholders may annually express their views on the Company’s executive compensation program. The C&B Committee, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

Shareholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years or three years or they may abstain from voting. Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Vote Required

The vote is advisory, and it will not be binding upon the Board or the C&B Committee. Accordingly, neither the Board nor the Committee will be required to take any action as a result of the outcome of the vote on this proposal, and the Board may decide that it is in the best interests of our shareholders to hold an advisory vote on executive compensation less frequently than the option approved by shareholders. However, the Board and the C&B Committee value the opinions of our shareholders, and the Committee will carefully consider the outcome of the vote when making future determinations regarding the frequency of future advisory votes on executive compensation.

Notwithstanding the advisory nature of this vote, if any of the three options described in the foregoing resolution receives a majority of the votes cast on the proposal at the Annual Meeting, then that option will be deemed approved, on an advisory basis, by our shareholders. Abstentions and broker non-votes will not be included in determining the number of votes cast and, therefore, will not have any effect on the outcome of the vote.

Board Recommendation

The Board recommends that our shareholders vote to hold future advisory votes on executive compensation every year.

PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

General

The Audit Committee of the Board has appointed Grant Thornton LLP, or “Grant Thornton,” as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2017. The Company first engaged Grant Thornton as the Company’s new independent registered public accounting firm and dismissed KPMG LLP, or “KPMG,” on September 13, 2016. The Audit Committee approved the dismissal of KPMG and the appointment of Grant Thornton. A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions. We do not expect that any representatives of KPMG will be present at the meeting.

KPMG’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2015, contained a separate paragraph stating that “the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent on obtaining additional financing to continue its planned principal business operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” The report of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2015 and December 31, 2014, and the period from January 1, 2016 through September 13, 2016, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, that if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports on the Company’s financial statements for such years and period.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through the period September 13, 2016, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the foregoing disclosures. KPMG’s letter, dated September 15, 2016, stating whether it agrees with the statements made by the Company in its Current Report on Form 8-K filed with the SEC on September 15, 2016, is attached as Exhibit 16.1 to such Current Report on Form 8-K.

During each of the Company’s two most recent fiscal years and the period from January 1, 2016 through September 13, 2016, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Grant Thornton provide written reports or oral advice to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The submission of this matter for approval by shareholders is not legally required; however, the Board and Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and Audit Committee on an important issue of corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.

Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2017 will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast and, therefore, will not have any effect on the outcome of the vote.

Board Recommendation

The Board recommends that our shareholders vote FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2017.

CORPORATE GOVERNANCE

General

On May 12, 2016, we and eight of our subsidiaries filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia. On August 11, 2016, the Bankruptcy Court confirmed our Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan of Reorganization”) and we subsequently emerged from bankruptcy on September 12, 2016.

As part of the Plan of Reorganization on September 12, 2016, each of the prior members of our board of directors, John Clarke, Edward B. Cloues, II, Steven Krablin, Marsha Perelman, Baird Whitehead and Gary Wright, resigned and the following individuals became members of the Board, all of whom are standing for re-election: Harry Quarls, Darin G. Holderness and Marc McCarthy. In addition, effective October 17, 2016, the Board appointed Jerry Schuyler as an additional member of the Board. Mr. Schuyler is also standing for re-election.

Role of the Board

Our business is managed under the direction of the Board. The Board has adopted Corporate Governance Principles describing its duties. A copy of our Corporate Governance Principles is available at the “Corporate Governance” section of our website, http://www.pennvirginia.com. The Board meets regularly to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held 21 meetings in 2016 prior to our emergence from bankruptcy and 9 meetings after our emergence from bankruptcy. During 2016, each of our incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of the Board on which he or she served during such director’s service. Our policy, as set forth in our Corporate Governance Principals, is for all directors to attend shareholder meetings. Due to our bankruptcy, we did not hold an Annual Meeting of Shareholders in 2016.

Director Independence

The Board has determined that Messrs. Quarls, Holderness, McCarthy and Schuyler are “independent directors,” as defined by Nasdaq listing standards and SEC rules and regulations. We refer to those directors as “Independent Directors.” The Board has determined that none of the Independent Directors has any direct or indirect material relationship with the Company other than as a director of the Company.

Communications with the Board

Shareholders and other interested parties may communicate any concerns they have regarding us by contacting the Board in writing at c/o Corporate Secretary, Penn Virginia Corporation, 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined in Item 406 of Regulation S-K, which applies to all of our directors, officers, employees and consultants, including our Chief Executive Officer, or our “CEO,” Chief Financial Officer, or our “CFO,” principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available at the “Corporate Governance” section of our website, http://www.pennvirginia.com. We intend to satisfy the disclosure requirements for any future amendments to, or waivers of, our Code of Business Conduct and Ethics by posting such information on our website.

Transactions with Related Persons

We have not entered into any transaction with a related person within the scope of Item 404(a) of Regulation S-K since January 1, 2016.

Board Leadership Structure and Risk Oversight

We currently have separate Chairman of the Board and principal executive officer positions. We believe that this Board leadership structure is best for us and our shareholders.

All four members of the Board are Independent Directors. A number of our Independent Directors are currently serving or have served as directors or members of senior management of other public companies. We also have three board committees comprised solely of Independent Directors, each with a different Independent Director serving as chairman of the committee. See “—Committees of the Board.” We believe that having four experienced Independent Directors and strong committees contributes to the leadership of the Board.

The Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The Audit Committee and the full Board focus on and discuss with management the most significant risks facing us and our general risk management strategy, and also seek to ensure that risks undertaken by us are consistent with the Board’s view of risk. In addition to the formal processes, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into overall corporate strategy and day-to-day business operations.

Committees of the Board

The Board has a Nominating and Governance Committee, a Compensation and Benefits Committee and an Audit Committee. Each of the Board’s committees acts under a written charter, which was adopted and approved by the Board. Copies of the committees’ charters are available at the “Corporate Governance” section of our website, http://www.pennvirginia.com.

Nominating and Governance Committee. Messrs. Quarls, Holderness, McCarthy and Schuyler are the members of the Nominating and Governance Committee, or the “N&G Committee,” and each is an Independent Director. Mr. McCarthy is the chairman of the N&G Committee. The N&G Committee (i) seeks, identifies and evaluates individuals who are qualified to become members of the Board, (ii) recommends to the Board candidates to fill vacancies on the Board, as such vacancies occur and (iii) recommends to the Board the slate of nominees for election as directors by our shareholders at each Annual Meeting of Shareholders. The N&G Committee will consider nominees recommended by shareholders. Shareholder recommendations for director nominees will receive the same consideration by the N&G Committee that other nominations receive. The N&G Committee recommends individuals as director nominees based on professional, business and industry experience, ability to contribute to some aspect of our business and willingness to commit the time and effort required of a director. The N&G Committee may also consider whether and how a director candidate’s views, experience, skill, education or other attributes may contribute to the Board’s diversity. While the N&G Committee does not require that each individual director candidate contribute to the Board’s diversity, the N&G Committee in general strives, and has succeeded, to ensure that the Board, as a group, is comprised of individuals with diverse backgrounds and experience conducive to understanding and being able to contribute to all financial, operational, strategic and other aspects of our business. Director nominees must possess good judgment, strength of character, a reputation for integrity and personal and professional ethics and an ability to think independently while contributing to a group process. The N&G Committee also recommends to the Board the individual to serve as Chairman of the Board. Additionally, the N&G Committee assists the Board in implementing our Corporate Governance Principles, confirms that the Compensation and Benefits Committee evaluates senior management, oversees Board self-evaluation through an annual review of Board and committee performance and assists the

Independent Directors in establishing succession policies in the event of an emergency or retirement of our CEO. The N&G Committee may obtain advice and assistance from outside director search firms as it deems necessary to carry out its duties. The N&G Committee met two times in 2016.

Compensation and Benefits Committee. Messrs. Quarls, Holderness, McCarthy and Schuyler are the members of the C&B Committee, and each is an Independent Director. Mr. Schuyler is the chairman of the C&B Committee. The C&B Committee is responsible for determining the compensation of our executive officers. The C&B Committee also periodically reviews and makes recommendations or decisions regarding our incentive compensation and equity-based plans, provides oversight with respect to our other employee benefit plans and reports its decisions and recommendations with respect to such plans to the Board. The C&B Committee also reviews and makes recommendations to the Board regarding our director compensation policy. The C&B Committee may obtain advice and assistance from outside compensation consultants and other advisors as it deems necessary to carry out its duties. The C&B Committee met six times in 2016.

Audit Committee. Messrs. Quarls, Holderness, McCarthy and Schuyler are the members of the Audit Committee, and each is an Independent Director. Mr. Holderness is the chairman of the Audit Committee and an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee is responsible for the appointment, compensation, evaluation and termination of our independent registered public accounting firm, and oversees the work, internal quality-control procedures and independence of our independent registered public accounting firm. The Audit Committee discusses with management and our independent registered public accounting firm our annual audited and quarterly unaudited financial statements and recommends to the Board that our annual audited financial statements be included in our Annual Report on Form 10-K. The Audit Committee also discusses with management earnings press releases, presentations and any guidance provided to analysts. The Audit Committee appoints, replaces, dismisses and, after consulting with management, approves the compensation of our outside internal audit firm. The Audit Committee also provides oversight with respect to business risk matters, reserves, compliance with ethics policies and compliance with legal and regulatory requirements. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other matters and the confidential anonymous submission by employees of concerns regarding questionable accounting, auditing and other matters. The Audit Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee met seven times in 2016.

Compensation of Directors

The following table sets forth the aggregate compensation paid to our non-employee directors during 2016:

2016 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Prior Board Members
John U. Clarke	142,217	—	—	142,217
Steven W. Krablin	128,196	—	—	128,196
Marsha R. Perelman	132,402	—	—	132,402
H. Baird Whitehead	348,196	—	—	348,196
Gary K. Wright	142,217	—	—	142,217
Current Board Members
Harry Quarls	18,098	810,000	—	828,098
Darin G. Holderness	21,848	360,000	—	381,848
Marc McCarthy(3)	19,691	360,000	—	379,691
Jerry Schuyler	14,753	360,000	—	374,753

(1)	Messrs. Clarke, Krablin, Whitehead and Wright and Ms. Perelman resigned in connection with the Company’s emergence from bankruptcy on September 12, 2016, as a result of which all outstanding equity awards for each of our prior directors were cancelled. Messrs. Quarls, Holderness, and McCarthy were appointed to fill their vacancies. Mr. Schuyler was appointed as an additional member of the Board on October 17, 2016.

(2)	Represents the aggregate grant date fair value of restricted stock units granted to our non-employee directors. These amounts were computed based on the volume weighted average price of our common stock for the 10-day period preceding authorization of the awards. See Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. The awards represent an accelerated one-time award in lieu of annual grants over a three year period.

(3)	Mr. McCarthy is a Senior Managing Director at Wexford Capital LP, who owns approximately 5.8% of our common stock. We pay the compensation owed to Mr. McCarthy for his services as a director directly to Wexford Capital LP.

Prior to our emergence from bankruptcy and adoption of a new director compensation package, our director compensation policy provided for the following compensation in 2016:

●     an annual cash retainer of $180,000 to each non-employee director, payable quarterly in arrears and pro-rated for any periods of partial service;

●     annual cash retainers of $20,000, $20,000 and $6,000 to the Chairman of the Audit, C&B and N&G Committees, respectively, payable quarterly in arrears and pro-rated for any periods of partial service;

●     an additional cash retainer of $100,000 payable to the Chairman of the Board, payable quarterly in arrears and pro-rated for any periods of partial service; and

●     $2,000 cash for each in-person Board meeting attended by a non-employee director.

Following our emergence from bankruptcy, we adopted a new director compensation package that provided for the following compensation for 2016:

●     an annual cash retainer of $60,000 to each non-employee director, payable quarterly in arrears and pro-rated for any periods of partial service;

●     annual cash retainers of $15,000, $15,000 and $10,000 for the Chairman of the Audit, C&B and N&G Committees, respectively, payable quarterly in arrears and pro-rated for any periods of partial service;

●     a one-time grant of $360,000 (or $120,000 annually) in restricted stock units to each non-employee director, vesting in 1/3 increments on the first, second and third anniversary of the grant date; and

●     an additional one-time grant of $450,000 (or $150,000 annually) in restricted stock units to the Chairman of the Board, vesting in 1/3 increments on the first, second and third anniversary of the grant date.

Non-Employee Director Stock Ownership Guidelines

We have stock ownership guidelines for our non-employee directors, which require our non-employee directors to own shares of our common stock or derivative securities having a value equal to three times the annual cash retainer payable by us for serving on the Board (excluding any chair premium). Our non-employee directors are not required to meet these ownership thresholds until the date that is five years from the adoption of the guidelines, or October 2021.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Unless otherwise indicated, the following table sets forth, as of March 17, 2017, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading “Executive Compensation―Summary Compensation Table” and (iv) all of our directors and executive officers as a group:

Unless otherwise indicated, the following table sets forth, as of March 17, 2017, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading “Executive Compensation―Summary Compensation Table” and (iv) all of our directors and executive officers as a group:

Name of Beneficial Owners	Shares Beneficially Owned(1)	Percent of Class(2)
5% Holders:
Strategic Value Partners, LLC(3)	1,489,815	9.9%
Anchorage Capital Group, L.L.C.(4)	1,249,435	8.3%
EIG Management Company, LLC(5)	1,249,435	8.3%
Mangrove Partners Master Fund, Ltd(6)	1,191,935	8.0%
KLS Diversified Master Fund L.P.(7)	1,160,019	7.7%
Contrarian Capital Management, L.L.C.(8)	1,054,058	7.0%
Grantham, Mayo, Van Otterloo & Co. LLC(9)	896,732	6.0%
Wexford Capital LP(10)	867,666	5.8%
Directors:
Harry Quarls	—	*
Darin G. Holderness	—	*
Marc McCarthy	—	*
Jerry R. Schuyler	—	*
Executive Officers:
Edward B. Cloues, II	—	*
John A. Brooks	200	*
Steven A. Hartman	—	*
Nancy M. Snyder	—	*
Directors and Executive Officers as a group (8 persons)	200	*

*	Represents less than 1%.

(1)	Unless otherwise indicated, all shares are owned directly by the named holder and such holder has the sole power to vote and dispose of such shares.

(2)	Based on 14,992,018 shares of our common stock issued and outstanding on March 17, 2017.

(3)	Based solely on a Schedule 13D filed with the SEC on September 21, 2016 by Strategic Value Partners, LLC. Such filing indicates that Strategic Value Partners, LLC has shared voting power with respect to 1,489,815 shares of our common stock and shared dispositive power with respect to 1,489,815 shares of our common stock. The address for Strategic Value Partners, LLC is 100 West Putnam Avenue, Greenwich, CT 06830.

(4)	Based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2017 by Anchorage Capital Group, L.L.C. Such filing indicates that Anchorage Capital Group, L.L.C. and EIG Management Company, LLC each have shared voting power with respect to 1,249,435 shares of our common stock and shared dispositive power with respect to 1,249,435 shares of our common stock. Anchorage Capital Group, L.L.C. has disclaimed beneficial ownership of 631,994 shares of our common stock. The address for Anchorage Capital Group, L.L.C. is 610 Broadway, 6th Floor, New York, NY 10012.

(5)	Based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2017 by EIG Management Company, LLC. Such filing indicates that EIG Management Company, LLC and Anchorage Capital Group, L.L.C. each have shared voting power with respect to 1,249,435 shares of our common stock and shared dispositive power with respect to 1,249,435 shares of our common stock. EIG Management Company, LLC has disclaimed beneficial ownership of 617,441 shares of our common stock. The address for EIG Management Company, LLC is 1700 Pennsylvania Ave. NW, Suite 800, Washington, D.C. 20006.

(6)	Based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 1, 2017 by Mangrove Partners Master Fund, Ltd. Such filing indicates that Mangrove Partners Master Fund, Ltd has shared voting power with respect to 1,191,935 shares of our common stock and shared dispositive power with respect to 1,191,935 shares of our common stock. The address for Mangrove Partners Master Fund, Ltd is 645 Madison Avenue, 14th Floor, New York, New York 10022.

(7)	Based solely on a Schedule 13G filed with the SEC on February 22, 2017 by KLS Diversified Master Fund L.P. Such filing indicates that KLS Diversified Master Fund L.P. has shared voting power with respect to 1,160,019 of our common stock and shared dispositive power with respect to 1,160,019 shares of our common stock. The address for KLS Diversified Master Fund L.P. is 452 Fifth Avenue, 22nd Floor, New York, NY 10018.

(8)	Based solely on a Schedule 13G filed with the SEC on January 17, 2017 by Contrarian Capital Management, L.L.C. Such filing indicates that Contrarian Capital Management, L.L.C. has sole voting power with respect to 1,054,058 shares of our common stock and sole dispositive power with respect to 1,054,058 shares of our common stock. The address for Contrarian Capital Management, L.L.C. is 411 West Putnam Avenue, Suite 125, Greenwich, CT 06830.

(9)	Based solely on a Schedule 13G filed with the SEC on January 20, 2017 by Grantham, Mayo, Van Otterloo & Co. LLC. Such filing indicates that Grantham, Mayo, Van Otterloo & Co. LLC has sole voting power with respect to 896,732 shares of our common stock and sole dispositive power with respect to 896,732 shares of our common stock. The address for Grantham, Mayo, Van Otterloo & Co. LLC is 40 Rowes Wharf, Boston, MA 02110.

(10)	Based solely on a Schedule 13D filed with the SEC on September 30, 2016 by Wexford Capital LP. Such filing indicates that Wexford Capital Partners LP has shared voting power with respect to 867,666 shares of our common stock and shared dispositive power with respect to 867,666 shares of our common stock. The address for Wexford Capital LP is 411 West Putnam Avenue, Suite 125, Greenwich, CT 06830.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and beneficial owners of more than 10% of our common stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to us. We believe that all such filings were made on a timely basis in 2016, other than one Form 3 for Tammy Hinkle, our Vice President and Controller upon her becoming a Section 16 officer, and one Form 4 for Nancy Snyder, our former Executive Vice President, General Counsel and Corporate Secretary. These filings were subsequently filed with the SEC.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is information regarding the age, positions and offices held with us and the business experience of each of our executive officers.

Age, Position with the Company and Business Experience	Officer of the Company Since

John A. Brooks, age 55	2011
Mr. Brooks has served as our Executive Vice President and Chief Operating Officer since January 2014 and our Interim Principal Executive Officer since September 2016. He also served as our Executive Vice President, Operations from February 2013 to January 2014, as our Senior Vice President from February 2012 to February 2013, as our Vice President from May 2008 to February 2012, as Vice President and Regional Manager of Penn Virginia Oil & Gas Corporation from October 2007 to February 2012, as Operations Manager of Penn Virginia Oil & Gas Corporation from January 2005 to October 2007 and as Drilling Manager of Penn Virginia Oil & Gas Corporation from February 2002 to January 2005.

Steven A. Hartman, age 49	2010
Mr. Hartman has served as our Senior Vice President, Chief Financial Officer and Treasurer since December 2010. He served as our Vice President and Treasurer from July 2006 to December 2010, as our Assistant Treasurer and Treasury Manager from September 2004 to July 2006 and as our Manager, Corporate Development from August 2003 to September 2004. Mr. Hartman also served as Vice President and Treasurer of PVG GP, LLC, the general partner of Penn Virginia GP Holdings, L.P., from September 2006 to June 2010 and of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P., from July 2006 to June 2010. Prior to joining the Company, Mr. Hartman was employed by El Paso Corporation and its publicly traded spin-off, GulfTerra Energy Partners, L.P., in a variety of financial and corporate-development related positions.

Summary Compensation Table

The following table sets forth the compensation paid, during or with respect to the years ended December 31, 2016 and 2015 to our named executive officers for services rendered to us and our subsidiaries:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Edward B. Cloues, II(5)	2016	435,785	—	—	—	46,146(6)	481,931
Former Chief Executive Officer	2015	114,726	—	79,000	—	34,150	227,876

John A. Brooks	2016	385,000	777,200(7)(8)	—	—	38,800	1,021,000
Interim Principal Executive Officer, Executive Vice President and Chief Operating Officer	2015	385,000	—	799,998	200,000	38,800	1,423,798

Steven A. Hartman	2016	285,621(9)	170,000(7)	600,000(10)	—	31,000	1,086,621
Senior Vice President and Chief Financial Officer	2015	345,000	—	1,039,999	260,001	38,200	1,683,200

Nancy M. Snyder(5)	2016	289,904	500,000(11)	—	—	61,995(12)	851,859
Former Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2015	335,000	—	799,998	200,000	41,800	1,376,798

(1)	Represents the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units granted by the C&B Committee to our NEOs in consideration for services rendered to us. These amounts were computed in accordance with FASB ASC Topic 718 and were based on the closing prices of our common stock on the dates of grant, in the case of the time-based restricted stock units, and a Monte Carlo simulation of potential outcomes, in the case of the performance-based restricted stock units. See Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	The grant date values of the performance-based restricted stock units assuming that the highest level of performance conditions will be achieved was as follows:

Name	2016	2015
Cloues	—	—
Brooks	—	$571,946
Hartman	—	743,535
Snyder	—	571,946

(3)	Represents the aggregate grant date fair value of stock options granted by the C&B Committee to our NEOs in consideration for services rendered to us. These amounts were computed in accordance with FASB ASC Topic 718 and were based on the Black-Scholes-Merton option-pricing formula. For a description of the assumptions used under the Black-Scholes-Merton option-pricing formula, see Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	Includes (i) amounts paid by us for automobile allowances and executive health exams, (ii) our matching and other contributions to our NEOs’ 401(k) Plan accounts and (iii) for Mr. Cloues only, a cash allowance equal to the health insurance premium that the Company would have paid for him and his spouse had he participated in the Company’s health insurance program. We contributed the following amounts to the 401(k) Plan accounts of our NEOs in 2016 and 2015:

Name	2016	2015
Cloues	$15,900	$5,769
Brooks	18,400	18,400
Hartman	18,400	18,400
Snyder	15,462	18,400

(5)	Mr. Cloues and Ms. Snyder resigned in connection with our emergence from bankruptcy on September 12, 2016 and October 9, 2016, respectively.

(6)	In connection with Mr. Cloues’ appointment as the interim Chief Executive Officer, the Company agreed to grant him, on a quarterly basis, restricted stock units equal in value to the equity grants received by the non-employee directors of the Company, or $30,000; provided that if the quarterly equity grants were replaced with a different form of compensation, Mr. Cloues would be entitled to such other compensation. Beginning on January 1, 2016, the Company replaced its quarterly equity awards with cash awards.

(7)	In January 2017, the Board and the C&B Committee elected to grant Mr. Brooks and Mr. Hartman discretionary bonuses in respect of 2016 of $277,200 and $170,000, respectively. In making such bonus awards, the Board and the C&B Committee evaluated the Company’s performance with respect to the following metrics, in each case compared to budget: (i) production, (ii) drilling capital efficiency, (iii) adjusted EBITDAX (excluding non-recurring items), (iv) LOE and (v) G&A.

(8)	Includes a $500,000 retention bonus paid to Mr. Brooks upon the Company’s emergence from bankruptcy on September 12, 2016.

(9)	Mr. Hartman’s base salary was decreased from $345,000 to $250,000 on May 9, 2016 in accordance with his Employment Agreement. Please see “—Employment Contracts—Hartman Employment Agreement.”

(10)	The fair value of these restricted stock units is based on the assumptions used in determining the fair value of our common stock upon emergence from bankruptcy, as disclosed in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K. Based upon these assumptions, the grant date fair value of each RSU is $9.41.

(11)	Includes a $500,000 retention bonus paid to Ms. Snyder upon the Company’s emergence from bankruptcy on September 12, 2016.

(12)	Includes $30,000 paid to Ms. Snyder following her resignation under her Consulting Agreement with us. Please see “—Employment Contracts—Snyder Employment Agreement and Consulting Agreement.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each of our named executive officers, certain information regarding outstanding equity awards as of December 31, 2016:

Outstanding Equity Awards at Fiscal Year-End 2016

	Option Awards				Stock Awards
							Equity	Equity
							Incentive	Incentive Plan
							Plan	Awards:
							Awards:	Market or
						Market	Number of	Payout Value
	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities			Shares or	Shares or	Shares,	Shares, Units
	Underlying	Underlying			Units of	Units of	Units or	or Other
	Unexercised	Unexercised			Stock That	Stock That	Other Rights	Rights That
	Options	Options	Option	Option	Have Not	Have Not	That Have	Have Not
	(#)	(#)	Exercise	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	($)	(#)	($)

Edward B. Cloues, II(1)	—	—	N/A	N/A	—	—	—	—

Steven A. Hartman	—	—	N/A	N/A	—	—	63,762(2)	600,000(3)

John A. Brooks	—	—	N/A	N/A	—	—	—	—

Nancy M. Snyder(1)	—	—	N/A	N/A	—	—	—	—

(1)	Mr. Cloues and Ms. Snyder resigned in connection with our emergence from bankruptcy on September 12, 2016 and October 9, 2016, respectively.

(2)	Of these time-based restricted stock units, 21,254 will vest on each of September 12, 2017, September 12, 2018 and September 12, 2019.

(3)	The fair value of these restricted stock units is based on the assumptions used in determining the fair value of our common stock upon emergence from bankruptcy, as disclosed in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K. Based upon these assumptions, the grant date fair value of each RSU is $9.41.

Satisfaction of Unsecured Claims and Cancellation of Equity

Certain compensation plans, programs and agreements were terminated or expunged as part of the Company’s restructuring process under the bankruptcy proceedings. In those cases where our NEOs were entitled to benefits under such arrangements, their benefits were converted to a general unsecured claim, which was satisfied following emergence consistent with treatment of all other similarly situated general unsecured creditors. In addition, all common stock and awards of the Company that were outstanding prior to the emergence date of September 12, 2016, was cancelled on emergence from bankruptcy. To the extent any of our executives, including our NEOs, held stock of the Company as of that date, it was cancelled, and no consideration was provided for this lost value.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2016 regarding the restricted stock units and securities issued and to be issued under our equity compensation plans. We do not have any equity compensation plans which were required to be approved by our shareholders.

Number of Securities
Remaining Available for
Future Issuance Under
		Weighted-Average	Equity Compensation
	Number of Securities To	Exercise Price of	Plans (Excluding
	Be Issued Upon Vesting of	Outstanding Options,	Securities Reflected in
	Restricted Stock Units	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	—	—	—
Equity compensation plans not approved by shareholders(1)	107,563 (2)	N/A	642,037

(1)	In accordance with our Plan of Reorganization which was supported by our prior creditors and current equityholders and confirmed by the Bankruptcy Court, we reserved for issuance 5% of our outstanding common stock for issuance under our new 2016 Management Incentive Plan.

(2)	This amount consists of the maximum number of shares that may be issued upon settlement of outstanding restricted stock units granted pursuant to the 2016 Management Incentive Plan.

2016 Management Incentive Plan

On October 4, 2016, we adopted the Penn Virginia Corporation 2016 Management Incentive Plan, or the “Incentive Plan”. The purpose of the Incentive Plan is to assist the Company in attracting and retaining qualified employees, directors and consultants and to align their financial interests with the financial interests of the Company’s shareholders. The selection of participants in the Incentive Plan, the awards granted to those participants, and the vesting and other terms of the awards granted is determined by the C&B Committee and/or the Board. The Incentive Plan provides for the following types of awards: options; restricted stock; restricted stock units; and other stock awards.

The aggregate number of shares of common stock reserved for issuance pursuant to the Incentive Plan is 749,600. The Incentive Plan expires on, and no new awards may be granted after, October 4, 2026, unless earlier terminated by the Board. The Incentive Plan contemplates that any award granted under the plan may provide for the earlier termination of restrictions and acceleration of vesting in the event of a Qualified Liquidity Event (as defined in the Incentive Plan), as may be described in the particular award.

Employment Contracts

Hartman Employment Agreement

On May 9, 2016, the Company entered into an employment agreement with Mr. Hartman pursuant to which Mr. Hartman agreed to continue to serve as the Company’s Senior Vice President and Chief Financial Officer for an 18 month term ending on November 9, 2017, unless Mr. Hartman is terminated earlier in accordance with the terms of the employment agreement. During the term of his employment agreement, Mr. Hartman is entitled to receive an annual base salary of $250,000, and is eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term.

Within 30 days of the Company’s emergence from bankruptcy, the Company was obligated to grant Mr. Hartman an award of restricted stock (or economic equivalent) with a grant date fair value equal to $600,000 as of the date of the Company’s emergence. Pursuant to such requirement, the Company granted Mr. Hartman an award of 63,762 restricted stock units on October 12, 2016. Such equity award vests in three equal installments on each of the first three anniversaries of the date of emergence, or September 12 of each of 2017, 2018 and 2019, based solely on Mr. Hartman’s continued employment with the Company as of the applicable vesting date. In the event that Mr. Hartman is terminated by the Company without “cause” or resigns for “good reason” (as such terms are defined in the employment agreement) before the award has fully vested, the installment scheduled to vest on the next vesting date shall vest as of Mr. Hartman’s date of termination. Furthermore, in such event, Mr. Hartman would also be entitled to receive, subject to his execution of a release of claims in favor of the Company, continued base salary payments for the 12-month period commencing on Mr. Hartman’s termination date.

Brooks Employment Agreement

On May 9, 2016, the Company entered into an employment agreement with Mr. Brooks pursuant to which Mr. Brooks agreed to continue to serve as the Company’s Executive Vice President and Chief Operating Officer for a period of five months, which term was extended on September 28, 2016 through year-end 2016. Under his employment agreement, Mr. Brooks was entitled to receive an annual base salary of $385,000. Additionally, pursuant to his employment agreement, Mr. Brooks received a bonus of $500,000 upon the Company’s emergence from bankruptcy. Mr. Brooks’ employment agreement terminated in accordance with its terms on December 31, 2016.

Snyder Employment Agreement and Consulting Agreement

On May 9, 2016, the Company entered into an employment agreement with Ms. Snyder pursuant to which Ms. Snyder agreed to continue to serve as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary until October 9, 2016. During her employment agreement, Ms. Snyder was entitled to receive an annual base salary of $335,000. Additionally, pursuant to her employment agreement, Ms. Snyder received a bonus of $500,000 upon the Company’s emergence from bankruptcy. Ms. Snyder’s employment agreement terminated in accordance with its terms on October 9, 2016, at which time she resigned from all of her positions as an officer and director of the Company and its subsidiaries.

On September 9, 2016, Ms. Snyder entered into a consulting agreement with the Company. The term of the consulting agreement began on October 10, 2016 and ends on October 9, 2017. During such term, Ms. Snyder is entitled to receive $15,000 per month in exchange for certain consulting services.

Potential Payments Triggered Upon a Change in Control

We do not have any change in control or severance agreements with any named executive officer or director. However, under the 2016 Management Incentive Plan and related award agreements, upon a “Qualified Liquidity Event”, all time-based restricted stock units issued automatically vest in full and all performance-based restricted stock units will vest anywhere from 0-200% based on the Company’s achievement of the performance criteria through the date of the Qualified Liquidity Event. A “Qualified Liquidity Event” is generally defined as a sale of at least 40% in total gross fair market value of our assets, the acquisition by a person or group of more than 50% of the voting power of our stock, or certain changes in the composition of our Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed Grant Thornton as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. Shareholders are being asked to ratify the appointment of Grant Thornton at the Annual Meeting under Proposal No. 4. A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions.

Audit Fees

The following is a summary and description of fees for services provided by Grant Thornton and KPMG for the year ended December 31, 2016, and by KPMG for the year ended December 31, 2015.

	2016	2015
Audit Fees (1)	$844,117	$900,743
Audit-Related Fees	—	—
Tax Fees (2)	$763,702	—
All Other Fees	—	—
Total Fees	$1,607,819	$900,743

(1)	Audit fees consist of fees for the audit of our consolidated financial statements, reviews of interim financial statements, implementation of fresh-start accounting, the audit of our internal control over financial reporting, and consents for registration statements.

(2)	Includes fees for bankruptcy-related tax services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. All services rendered for us by KPMG and Grant Thornton in 2016 were pre-approved by the Audit Committee.

Audit Committee Report

Under the rules established by the SEC, we are required to provide certain information about the Company’s independent registered public accounting firm and the Company’s financial statements for its most recently ended fiscal year. The Audit Committee of the Board is furnishing the following report in fulfillment of the SEC’s requirements.

As discussed under the heading “Corporate Governance―Committees of the Board―Audit Committee,” the responsibilities of the Audit Committee include recommending that the Company’s financial statements be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for the fiscal year ended December 31, 2016. First, the Audit Committee reviewed and discussed with the Company’s management and Grant Thornton, the Company’s independent registered public accounting firm for 2016, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016. Second, the Audit Committee discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, or the “PCAOB,” including information regarding the scope and results of the audit. These discussions were intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process. Finally, the Audit Committee received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has also discussed with Grant Thornton its independence. Through its discussions with Grant Thornton and management, including discussions with Grant Thornton and management regarding the financial statements, discussions with Grant Thornton regarding the scope and results of the audit and Grant Thornton’s independence and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2016 Annual Report on Form 10-K to be filed with the SEC.

Audit Committee

Darin G. Holderness (Chairman)
Harry Quarls
Marc McCarthy
Jerry Schuyler

MISCELLANEOUS

Shareholder Proposals

We plan to hold our 2018 Annual Meeting of Shareholders on or about May 3, 2018. Any shareholder who wishes to submit a proposal for consideration at our 2018 Annual Meeting of Shareholders, and who wishes to have such proposal included in our proxy statement, must comply with the provisions of Rule 14a-8 of the proxy rules of the SEC and must deliver such proposal in writing to our Corporate Secretary at our principal executive offices in Houston, Texas, not later than November 30, 2017.

Our Bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting of shareholders or to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to our Bylaws, a copy of which may be obtained, without charge, upon written request to Penn Virginia Corporation, Attention: Corporate Secretary, 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079.

Our Bylaws require that to have a proposal voted upon at the 2018 Annual Meeting of Shareholders, including a proposal relating to nominations for the elections of directors, the proposing shareholder must have delivered in writing to the Company notice of such proposal no later than February 2, 2018 or earlier than January 3, 2018 and must include the following information: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) with respect to the shareholder giving the notice, (i) the name and address of such shareholder, (ii) the class or series and number of shares of capital stock owned beneficially and of record by such person, (iii) a description of all arrangements or understandings between such shareholder and any other person or entity in connection with the ownership of the capital stock of the Company and the proposal and any material interest of such shareholder in such proposal, (iv) whether such shareholder intends to deliver a form of proxy to other equityholders of the Company of at least the percentage of the Company’s voting shares required to approve the proposal, (v) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice and (vi) all other information with respect to such shareholder that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A.

Director Nominations

If you wish to nominate a director for election at our 2018 Annual Meeting of Shareholders, any such nomination must be received by our Corporate Secretary by February 2, 2018 and must include the following information: (A) with respect to the shareholder who intends to make the nomination, (i) the name and address of such shareholder, (ii) the class or series and number of shares of capital stock owned beneficially and of record by such person, (iii) a description of all arrangements or understandings between such shareholder and any other person or entity in connection with the ownership of the capital stock of the Company and any material interest of such shareholder in such nomination, (iv) whether such shareholder intends to deliver a form of proxy to other equityholders of the Company to elect such nominee or nominees, (v) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (vi) all other information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A, (B) with respect to each proposed nominee, (i) the name, age, business address and residential address of such person, (ii) such person’s principal occupation, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such person and (iv) all other information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A and (C) a written consent executed by each proposed nominee to the effect that, if elected as a member of the Board, such proposed nominee will serve for such election. Only candidates nominated by shareholders for election as a member of the Board in accordance with the Bylaws provisions summarized herein will be eligible to be nominated for election as a member of the Board at our 2018 Annual Meeting of Shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of shareholders.

Other Matters

We know of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

Annual Report and Form 10-K

We are sending a copy of our 2016 Annual Report to shareholders along with the proxy materials, but such Annual Report is not part of the proxy materials. The Annual Report contains a copy of our Annual Report on Form 10-K (without exhibits) as filed with the SEC.

We are permitted by SEC regulations to deliver a single Annual Report or Proxy Statement to any household at which two or more registered shareholders have the same last name and address, unless we have received instructions to the contrary from one or more of the shareholders. We will continue to include a separate proxy card for each registered shareholder account. We will deliver promptly, upon written or oral request, a separate copy of our 2016 Annual Report or this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Investor Relations, Penn Virginia Corporation, 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079, or call us at (713) 772-6500, if the shareholder (i) wishes to receive a separate copy of our 2016 Annual Report or this Proxy Statement; (ii) would like to receive separate copies of those materials for future meetings; or (iii) is sharing an address and wishes to request delivery of a single copy of Annual Reports or Proxy Statements if the shareholder is now receiving multiple copies of Annual Reports or Proxy Statements.

Notice of Internet Availability of Proxy Materials

Important notice regarding the availability of proxy materials for the Shareholder Meeting to be held on May 3, 2017.

This Proxy Statement, the proxy card and our 2016 Annual Report are available at http://www.pennvirginia.com/annualmeeting.

By Order of the Board of Directors

Katherine Ryan
Corporate Secretary
March 30, 2017

PENN VIRGINIA CORPORATION 14701 ST. MARY'S LANE, SUITE 275 HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR All of the following:
		☐	☐	☐
1.	Election of Directors

Nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Harry Quarls	02 Darin G. Holderness	03 Marc McCarthy	04 Jerry Schuyler

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

3	To approve the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation.	☐	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)					☐
			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

4	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

0000324862_1  R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

PENN VIRGINIA CORPORATION Annual Meeting of Shareholders May 3, 2017 10:00 a.m. CDT

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John A. Brooks and Steven A. Hartman as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Penn Virginia Corporation held of record by the undersigned on March 17, 2017, at the Annual Meeting of Shareholders to be held at the Omni Houston Hotel at 13210 Katy Freeway, Houston, Texas at 10:00 a.m. Central time on May 3, 2017, or at any adjournment thereof.

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted "FOR" all nominees listed in proposal 1, "For" proposal 2 and 4 and "1 Year" for proposal 3 and in accordance with the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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